UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  OCTOBER 8, 2009  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                                     0-27182                  25-1624305
    (State or other jurisdiction                          (Commission File         IRS Employer
           of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 3.03 Material Modification of Rights of Securities Holders

ITEM 8.01  Other Events

On October 8, 2009, the Pennsylvania Secretary of State accepted the Company's amended articles of incorporation.  These articles changed the Company's name from the Italian Oven Inc. to Accredited Business Consolidators Corp.  In addition, the amended articles of incorporated reduced the number of authorized common stock to 450,000,000.

Additionally, the Company previously announced a share issuance moratorium for six months from the date of the name change.  Therefore, the date of the expiration of the share issuance moratorium will be April 8, 2010.  Specifically, no common shares of stock of the Italian Oven Inc. shall be issued for any purpose while the moratorium is in effect.  This means that no dilution of our company's stock will occur.  The Company has not issued any free trading common shares of stock since 1996.

The next step in the transition is to obtain a new CUSIP number for the common shares and to apply with the Financial Industry Regulatory Authority (FINRA) for a new ticker symbol.  Until a new symbol is issued, our shares will continue to trade as the Italian Oven under the ticker symbol IOVE on the over the counter market.

IOVE's common stock, subject to the share issuance moratorium above, is structured as follows:

The total number of common shares outstanding is 436,399,500.  328,018,200 shares are in the public float and on hand with CEDE & Co., 70,546,600 shares are restricted in certificate form, and 37,834,700 shares are unrestricted but in certificate form.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 8, 2009

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President

Twitter:  italianoven

fax:  1-267-371-5168